Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, joint and severally, Clifton L. Cooke, Edward M. Lake and Michael W. Fink, and each of them, his attorney-in-fact, with full power of substitution in each to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that the attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Clifton L. Cooke Clifton L. Cooke	President, Chief Executive Officer and Director	April 6, 2006
/s/ Edward M. Lake Edward M. Lake	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 6, 2006
/s/ Michael W. Fink Michael W. Fink	Secretary	April 6, 2006
/s/ John M. Burns John M. Burns	Director	April 7, 2006
/s/ David A. Derby David A. Derby	Director	April 6, 2006
/s/ General Al Gray General Al Gray, USMC (Retired)	Director	April 6, 2006
/s/ John R. Hicks John R. Hicks	Director	April 6, 2006
/s/ Gail K. Naughton Gail K. Naughton	Director	April 6, 2006
/s/ Thomas A. Page Thomas A. Page	Director	April 6, 2006
/s/ Charles E. Vandeveer Charles E. Vandeveer	Director	April 6, 2006